Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form F-1 of Auna S.A. of our report dated October 27, 2023 relating to the combined financial statements of Hospital y Clínica Oca, S. A. de C. V., DRJ Inmuebles, S. A. de C. V., Tovleja HG, S. A. de C. V., and Inmuebles JRD 2000 S. A. de C. V. , which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, S.C.

Monterrey, Nuevo León, México

January 25, 2024

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